EXHIBIT 32.1

R.J. REYNOLDS TOBACCO HOLDINGS, INC.

Certification Pursuant to 18 U.S.C. §1350

     Pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes–Oxley Act of 2002, the undersigned, Andrew J. Schindler, Chief Executive Officer, and Dianne M. Neal, Chief Financial Officer, of R.J. Reynolds Tobacco Holdings, Inc. (“RJR”), hereby certifies, to his or her knowledge, that:

1)	RJR’s Annual Report on Form 10-K/A for the year ended December 31, 2002, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	the information contained in RJR’s Annual Report on Form 10-K/A for the year ended December 31, 2002, fairly presents, in all material respects, the financial condition and results of operations of RJR.

EXECUTED this 15th day of January 2004.

/s/ Andrew J. Schindler

Andrew J. Schindler, Chairman of the Board, President and
Chief Executive Officer of R.J. Reynolds Tobacco Holdings, Inc.

/s/ Dianne M. Neal

Dianne M. Neal, Executive Vice President and
Chief Financial Officer of R.J. Reynolds Tobacco Holdings, Inc.